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                                                                    EXHIBIT (21)

                             WALL STREET DELI, INC.
                                AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                                                 Percentage
                                                State of         of Voting
                                              Incorporation      Securities
                                                                   Owned
--------------------------------------------------------------------------------
Sandwich Chef of Alabama, Inc.                   Alabama              100%

Downtown Food Service, Inc.                     Tennessee             100%

Sandwich Chef of Colorado, Inc.                 Colorado              100%

Sandwich Chef of Texas, Inc.                      Texas               100%(a)

Sandwich Chef of D.C., Inc.                     Delaware              100%

Sandwich Chef of Illinois, Inc.                 Illinois              100%

Sandwich Chef of Louisiana, Inc.                Louisiana             100%







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(a)      Wholly-owned subsidiary of Sandwich Chef of Colorado, Inc.

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